EXHIBIT 99.1

News Release

Contacts:

MEDIA:	INVESTORS/ANALYSTS:

Alison Wertheim	Rich Fowler
Charles Schwab	Charles Schwab
Phone: 415-667-0475	Phone: 415-667-1841

SCHWAB REPORTS GROWTH IN THIRD QUARTER REVENUE AND INCOME

Core Net New Assets Rise 23% Year-Over-Year

Diversified Revenues and Operating Discipline Continue to Drive Financial Performance

SAN FRANCISCO, October 15, 2012 – The Charles Schwab Corporation announced today that its net income for the third quarter of 2012 was $247 million, down 10% from $275 million for the second quarter of 2012, and up 12% from $220 million for the third quarter of 2011. Net income for the nine months ended September 30, 2012 was $717 million, up 2% year-over-year. The company’s third quarter and year-to-date financial results include a non-recurring state tax benefit of approximately $20 million. Schwab’s year-to-date results also include an after-tax gain of approximately $44 million relating to the resolution of a vendor dispute, which was recorded in the second quarter.

	Three Months Ended —September 30,—		% Change	Nine Months Ended —September 30,—		% Change
Financial Highlights	2012	2011		2012	2011
Net revenues (in millions)	$1,196	$1,181	1%	$3,668	$3,578	3%
Net income (in millions)	$247	$220	12%	$717	$701	2%
Diluted earnings per common share	$.19	$.18	6%	$.54	$.57	(5%)
Pre-tax profit margin	30.2%	30.5%		30.2%	31.9%
Return on average common stockholders’ equity (annualized)	11%	12%		11%	13%

CEO and President Walt Bettinger commented, “Our clients remain resilient yet cautious in this challenging economic environment. They continue to be net purchasers of securities; their cash holdings at Schwab remain at pre-crisis levels; and while their trading activity this summer was muted, it’s been consistent with our experience in prior presidential election years. The company’s third quarter metrics were solid, including 198,000 new brokerage accounts, $2.8 billion in net new enrollments in our retail advisory offerings, and $21.7 billion in core net new assets. We ended the quarter with 8.7 million active brokerage accounts, and 844,000 banking accounts, up 3% and 10%, respectively, year-over-year. Also, retail advised balances and total client assets grew to $123.8 billion and a record $1.89 trillion at month-end September, increasing by 20% each.”

“We know that this environment continues to impact our clients’ confidence in making investment decisions, reinforcing the importance of sustained investment in our full-service model,” Mr. Bettinger continued. “We came into 2012 expecting to complete and deliver a number of significant improvements in our client service capabilities during the year. We remain on track with every one of those initiatives, including the launches of our index-based 401(k) offering and independent branch model, the bolstering of our mortgage lending program, expanding and improving our global investing capabilities, adding to our mobile and tablet solutions, offering an integrated technology platform for independent advisors, and leveraging the strengths of optionsXpress® and Compliance11® in our trading and designated brokerage services. We believe Schwab’s demonstrated commitment to finding a better way to serve investors is an important element of building client trust – trust that is reflected in our improved loyalty scores from individual investors, as well as our industry-leading scores from independent advisors.”

CFO Joe Martinetto said, “Our third quarter financial performance once again demonstrated the combined power of our growing client base, diversified revenue streams and ongoing expense discipline. Both trading and net interest revenues declined sequentially due to environmental factors, yet asset management and administration fees rose by 6% due to improved net money market fund yields, along with growth in other mutual fund balances and our advice programs. Additionally, by keeping our expenses within planned levels, we were able to maintain our pre-tax profit margin at approximately 30% while sustaining our investments in the client experience.”

“We took two additional steps to strengthen our balance sheet during the third quarter,” Mr. Martinetto added. “We redeemed all of our outstanding Trust Preferred Securities and the underlying 7.50% Junior Subordinated Notes, which totaled $202 million, following the Federal Reserve’s issuance of proposed rules that will phase out those securities’ eligibility for regulatory capital treatment. We also completed a debt exchange offer that effectively replaced $256 million of our outstanding 4.95% Senior Notes due in 2014 for new 10-year Senior Notes at a reduced cost. We remain committed to sustaining the financial strength and flexibility needed to pursue profitable growth in all environments.”

Business highlights for the third quarter (data as of quarter-end unless otherwise noted):

Investor Services

•	Net new accounts for the quarter totaled approximately 14,000, down 22% year-over-year. Total accounts reached 6.1 million as of September 30, 2012, up 7% year-over-year.

•	Extended the company’s integrated mobile brokerage and banking capabilities to iPad® users, enabling Schwab clients to deposit checks remotely by taking a picture of a check with their iPad camera.

•

Launched the Schwab Global Account™, a platform providing investors direct, 24/7 online access to 12 foreign equity markets with the ability to trade in their local currencies whenever the markets are open.

•

Launched two products for optionsXpress users: Idea Hub™, which provides actionable trade ideas, grouped into trading themes; and Walk Limit™, which can “walk” or adjust an option order’s limit price automatically to help optimize execution.

Institutional Services

Advisor Services

•

Expanded the company’s ‘Insight to Action’ practice management consulting program, offering registered investment advisors (RIAs) hands-on support and guidance on practice management challenges. The curriculum covers strategic planning, managing profitability, driving productivity through technology, and succession planning.

Other Institutional Services

•

401(k) plans that converted to Schwab Index Advantage™ thus far in 2012 have experienced, on average: lower fund operating expenses, from $68 to $16 per $10,000 invested; and higher advice usage, rising from 10% to 92% of participants.

•

Introduced a suite of support tools and programs to help retirement plan advisors increase productivity and build their skills in this highly regulated industry. The suite combines sophisticated investment management tools, as well as advanced fiduciary and plan design training.

Products and Infrastructure

•	For Charles Schwab Bank:

•	Balance sheet assets = $75.3 billion, up 28% year-over-year.

•	Outstanding mortgage and home equity loans = $9.3 billion, up 3% year-over-year.

•	First mortgage originations by Quicken Loans and Schwab during the quarter = $1.5 billion.

•	Delinquency, nonaccrual, and loss reserve ratios for Schwab Bank’s loan portfolio = 0.90%, 0.45% and 0.56%, respectively, at month-end September.

•	Schwab Bank High Yield Investor Checking® accounts = 652,000, with $11.0 billion in balances.

•	Reduced the operating expense ratios (OERs) for each of the 15 Schwab ETFs™, giving them the lowest OERs in their respective Lipper categories.

•	Client assets managed by Windhaven® = $12.5 billion, up 13% from the second quarter of 2012.

•	Total assets under management in Schwab ETFs™ = $7.6 billion. Total assets in Schwab Managed Portfolios-ETFs = $2.5 billion.

iPad is a trademark of Apple Inc., registered in the U.S. and other countries.

Supporting schedules are either attached or located at: http://www.aboutschwab.com/media/xls/q3_2012_schedule.xls

Interim Business Update

The company also announced today that it has scheduled an Interim Business Update for institutional investors on Monday, November 5, 2012. This Update, which will be held via webcast, is part of an ongoing series designed to help the investment community keep abreast of recent developments and management’s strategic focus. The program is scheduled to run from 8:00 a.m. – 9:00 a.m. PT, 11:00 a.m. – 12:00 p.m. ET. Mr. Bettinger and Mr. Martinetto will participate.

The Update will be accessible at: http://schwabevents.com/corporation

About Charles Schwab

The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with more than 300 offices and 8.7 million active brokerage accounts, 1.5 million corporate retirement plan participants, 844,000 banking accounts, and $1.89 trillion in client assets. Through its operating subsidiaries, the company provides a full range of securities brokerage, banking, money management and financial advisory services to individual investors and independent investment advisors. Its broker-dealer subsidiary, Charles Schwab & Co., Inc. (member SIPC, http://www.sipc.org), and affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through Schwab Advisor Services. Its banking subsidiary, Charles Schwab Bank (member FDIC and an Equal Housing Lender), provides banking and mortgage services and products. More information is available at www.schwab.com and www.aboutschwab.com.

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THE CHARLES SCHWAB CORPORATION

Consolidated Statements of Income

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net Revenues
Asset management and administration fees	$524	$466	$1,504	$1,470

Interest revenue	478	487	1,447	1,464
Interest expense	(39)	(44)	(116)	(134)

Net interest revenue	439	443	1,331	1,330

Trading revenue	204	248	666	694
Other	42	45	209	119
Provision for loan losses	(10)	(8)	(14)	(13)
Net impairment losses on securities (1)	(3)	(13)	(28)	(22)

Total net revenues	1,196	1,181	3,668	3,578

Expenses Excluding Interest
Compensation and benefits	442	423	1,353	1,290
Professional services	98	104	287	288
Occupancy and equipment	77	78	233	222
Advertising and market development	49	48	173	159
Communications	53	56	166	166
Depreciation and amortization	50	39	146	107
Class action litigation and regulatory reserve	—	—	—	7
Other	66	73	204	199

Total expenses excluding interest	835	821	2,562	2,438

Income before taxes on income	361	360	1,106	1,140
Taxes on income	114	140	389	439

Net Income	247	220	717	701

Preferred stock dividends	9	—	23	—

Net Income Available to Common Stockholders	$238	$220	$694	$701

Weighted-Average Common Shares Outstanding — Diluted	1,275	1,229	1,274	1,216

Earnings Per Common Share — Basic	$.19	$.18	$.54	$.58
Earnings Per Common Share — Diluted	$.19	$.18	$.54	$.57

(1)

Net impairment losses on securities include total other-than-temporary impairment losses of $1 million and $2 million, net of $(2) million and $(11) million recognized in other comprehensive income, for the three months ended September 30, 2012 and 2011, respectively. Net impairment losses on securities include total other-than-temporary impairment losses of $15 million and $13 million, net of $(13) million and $(9) million recognized in other comprehensive income, for the nine months ended September 30, 2012 and 2011, respectively.

See Note to Consolidated Statements of Income, Financial and Operating Highlights, and Net Interest Revenue Information.

THE CHARLES SCHWAB CORPORATION

Financial and Operating Highlights

(Unaudited)

	Q3-12 % change		2012			2011
(In millions, except per share amounts and as noted)	vs. Q3-11	vs. Q2-12	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Net Revenues
Asset management and administration fees	12%	6%	$524	$496	$484	$458	$466
Net interest revenue	(1%)	(4%)	439	458	434	395	443
Trading revenue	(18%)	(7%)	204	219	243	233	248
Other (1)	(7%)	(65%)	42	121	46	41	45
Provision for loan losses	25%	150%	(10)	(4)	—	(5)	(8)
Net impairment losses on securities	(77%)	(57%)	(3)	(7)	(18)	(9)	(13)

Total net revenues	1%	(7%)	1,196	1,283	1,189	1,113	1,181

Expenses Excluding Interest
Compensation and benefits	4%	(1%)	442	446	465	442	423
Professional services	(6%)	5%	98	93	96	99	104
Occupancy and equipment	(1%)	(4%)	77	80	76	79	78
Advertising and market development	2%	(14%)	49	57	67	69	48
Communications	(5%)	(4%)	53	55	58	54	56
Depreciation and amortization	28%	4%	50	48	48	48	39
Other	(10%)	(8%)	66	72	66	70	73

Total expenses excluding interest	2%	(2%)	835	851	876	861	821

Income before taxes on income	—	(16%)	361	432	313	252	360
Taxes on income (2)	(19%)	(27%)	114	157	118	89	140

Net Income	12%	(10%)	$247	$275	$195	$163	$220

Preferred stock dividends	N/M	(36%)	9	14	—	—	—

Net Income Available to Common Stockholders	8%	(9%)	$238	$261	$195	$163	$220

Basic earnings per common share	6%	(5%)	$.19	$.20	$.15	$.13	$.18
Diluted earnings per common share	6%	(5%)	$.19	$.20	$.15	$.13	$.18
Dividends declared per common share	—	—	$.06	$.06	$.06	$.06	$.06
Weighted-average common shares outstanding – diluted	4%	—	1,275	1,274	1,273	1,271	1,229

Performance Measures
Pre-tax profit margin			30.2%	33.7%	26.3%	22.6%	30.5%
Return on average common stockholders’ equity (annualized) (3)			11%	13%	10%	8%	12%

Financial Condition (at quarter end, in billions)
Cash and investments segregated	(7%)	10%	$25.0	$22.7	$26.9	$26.0	$27.0
Receivables from brokerage clients	7%	(1%)	$11.9	$12.0	$11.2	$11.1	$11.1
Loans to banking clients	4%	3%	$10.1	$9.8	$9.8	$9.8	$9.7
Total assets	14%	5%	$117.7	$111.8	$111.5	$108.6	$102.9
Deposits from banking clients	27%	4%	$68.8	$66.3	$62.3	$60.9	$54.1
Payables to brokerage clients	(5%)	9%	$34.8	$31.8	$36.4	$35.5	$36.6
Long-term debt	(10%)	(10%)	$1.8	$2.0	$2.0	$2.0	$2.0
Stockholders’ equity (4)	23%	4%	$9.5	$9.1	$8.3	$7.7	$7.7

Other
Full-time equivalent employees (at quarter end, in thousands)	(2%)	(1%)	13.6	13.7	14.0	14.1	13.9
Annualized net revenues per average full-time equivalent employee (in thousands)	1%	(5%)	$352	$372	$340	$316	$350
Capital expenditures - cash purchases of equipment, office facilities, and property, net (in millions)	(39%)	6%	$33	$31	$34	$55	$54

Clients’ Daily Average Trades (in thousands)
Revenue trades (5)	(19%)	(8%)	261.5	285.2	318.4	307.4	323.1
Asset-based trades (6)	(11%)	(11%)	45.2	50.6	53.7	45.9	50.6
Other trades (7)	(6%)	(4%)	95.7	99.8	104.1	106.3	101.7

Total	(15%)	(8%)	402.4	435.6	476.2	459.6	475.4

Average Revenue Per Revenue Trade (5)	3%	2%	$12.44	$12.15	$12.35	$12.21	$12.04

(1)	Includes a pre-tax gain of $70 million relating to a confidential resolution of a vendor dispute in the second quarter of 2012.

(2)	Includes a non-recurring state tax benefit of $20 million in the third quarter of 2012.

(3)	Return on average common stockholders’ equity is calculated using net income available to common stockholders divided by average common stockholders’ equity.

(4)

In the second quarter and first quarter of 2012, the Company issued non-cumulative perpetual preferred stock, Series B, for a total liquidation preference of $485 million and non-cumulative perpetual preferred stock, Series A, with a total liquidation preference of $400 million, respectively.

(5)	Includes all client trades that generate either commission revenue or revenue from principal markups (i.e., fixed income); also known as DART.

(6)	Includes eligible trades executed by clients who participate in one or more of the Company’s asset-based pricing relationships.

(7)	Includes all commission free trades, including Schwab Mutual Fund OneSource® funds and ETFs, and other proprietary products.

N/M Not meaningful.

See Note to Consolidated Statements of Income, Financial and Operating Highlights, and Net Interest Revenue Information.

THE CHARLES SCHWAB CORPORATION

Net Interest Revenue Information

(In millions)

(Unaudited)

	Three Months Ended September 30,						Nine Months Ended September 30,
	2012			2011			2012			2011
	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate
Interest-earning assets:
Cash and cash equivalents	$7,942	$4	0.20%	$6,025	$3	0.20%	$6,741	$12	0.24%	$5,496	$9	0.22%
Cash and investments segregated	23,516	12	0.20%	26,597	7	0.10%	25,259	33	0.17%	25,120	30	0.16%
Broker-related receivables (1)	414	—	—	300	—	0.03%	345	—	0.02%	346	—	0.05%
Receivables from brokerage clients	10,956	112	4.07%	10,749	117	4.32%	10,750	333	4.14%	10,784	356	4.41%
Securities available for sale (2)	40,701	146	1.43%	27,947	116	1.65%	38,443	443	1.54%	26,373	332	1.68%
Securities held to maturity	15,311	95	2.47%	15,469	128	3.28%	15,175	302	2.66%	16,313	413	3.38%
Loans to banking clients	10,014	77	3.06%	9,646	79	3.25%	9,921	233	3.14%	9,343	231	3.31%
Loans held for sale (1)	1	—	4.06%	49	1	4.27%	24	1	4.12%	63	2	4.11%

Total interest-earning assets	108,855	446	1.63%	96,782	451	1.85%	106,658	1,357	1.70%	93,838	1,373	1.96%

Other interest revenue		32			36			90			91

Total interest-earning assets	$108,855	$478	1.74%	$96,782	$487	2.00%	$106,658	$1,447	1.81%	$93,838	$1,464	2.08%

Funding sources:
Deposits from banking clients	$67,027	$11	0.07%	$53,247	$16	0.12%	$63,577	$31	0.07%	$51,649	$49	0.13%
Payables to brokerage clients (1)	28,435	1	0.01%	30,962	1	0.01%	29,651	2	0.01%	29,288	2	0.01%
Long-term debt	1,923	27	5.59%	2,003	27	5.35%	1,974	81	5.48%	2,004	81	5.40%

Total interest-bearing liabilities	97,385	39	0.16%	86,212	44	0.20%	95,202	114	0.16%	82,941	132	0.21%

Non-interest-bearing funding sources	11,470			10,570			11,456			10,897
Other interest expense		—			—			2			2

Total funding sources	$108,855	$39	0.14%	$96,782	$44	0.18%	$106,658	$116	0.14%	$93,838	$134	0.19%

Net interest revenue		$439	1.60%		$443	1.82%		$1,331	1.67%		$1,330	1.89%

(1)	Interest revenue or expense was less than $500,000 in the period or periods presented.

(2)	Amounts have been calculated based on amortized cost.

See Note to Consolidated Statements of Income, Financial and Operating Highlights, and Net Interest Revenue Information.

Note to Consolidated Statements of Income, Financial and Operating Highlights,

and Net Interest Revenue Information

(Unaudited)

The Company

The consolidated statements of income, financial and operating highlights, and net interest revenue information include The Charles Schwab Corporation (CSC) and its majority-owned subsidiaries (collectively referred to as the Company), including Charles Schwab & Co., Inc. and Charles Schwab Bank. Certain prior period amounts have been reclassified to conform to the 2012 presentation. The consolidated statements of income, financial and operating highlights, and net interest revenue information should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

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THE CHARLES SCHWAB CORPORATION

Asset Management and Administration Fees Information

(In millions)

(Unaudited)

	Three Months Ended September 30,						Nine Months Ended September 30,
	2012			2011			2012			2011
	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee
Schwab money market funds before fee waivers	$154,977	$221	0.57%	$154,459	$220	0.57%	$154,682	$663	0.57%	$152,171	$639	0.56%
Fee waivers		(136)			(160)			(445)			(400)

Schwab money market funds	154,977	85	0.22%	154,459	60	0.15%	154,682	218	0.19%	152,171	239	0.21%
Equity and bond funds (1)	48,557	32	0.26%	40,865	29	0.28%	46,851	95	0.27%	41,550	89	0.29%
Mutual Fund OneSource ®	217,540	171	0.31%	202,862	168	0.33%	214,972	501	0.31%	214,284	520	0.32%

Total mutual funds (2)	$421,074	288	0.27%	$398,186	257	0.26%	$416,505	814	0.26%	$408,005	848	0.28%

Advice solutions (2)	$120,112	148	0.49%	$108,699	129	0.47%	$117,536	427	0.49%	$110,254	392	0.48%
Other (3)		88			80			263			230

Total asset management and administration fees		$524			$466			$1,504			$1,470

(1)	Includes Schwab ETFs.

(2)

Advice solutions include separately managed accounts, customized personal advice for tailored portfolios, and specialized planning and full-time portfolio management offered through the Company’s Schwab Private Client, Schwab Managed Portfolio and Managed Account Select programs. Advice solutions also includes Schwab Advisor Network, Schwab Advisor Source, and Windhaven. Average client assets for advice solutions may also include the asset balances contained in the three categories of mutual funds listed above.

(3)	Includes various asset based fees, such as trust fees, 401k record keeping fees, and mutual fund clearing and other service fees.

THE CHARLES SCHWAB CORPORATION

Growth in Client Assets and Accounts

(Unaudited)

	Q3-12 % Change		2012			2011
(In billions, at quarter end, except as noted)	vs. Q3-11	vs. Q2-12	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Assets in client accounts
Schwab One®, other cash equivalents and deposits from banking clients	14%	6%	$103.7	$98.2	$98.8	$96.4	$90.9
Proprietary funds (Schwab Funds® and Laudus Funds®):
Money market funds	—	2%	155.7	152.9	154.4	159.8	155.5
Equity and bond funds	41%	7%	48.4	45.3	45.8	38.2	34.3

Total proprietary funds	8%	3%	204.1	198.2	200.2	198.0	189.8

Mutual Fund Marketplace® (1)
Mutual Fund OneSource®	18%	5%	222.1	211.2	219.5	198.6	187.9
Mutual fund clearing services	36%	6%	134.4	126.4	127.0	104.2	98.6
Other third-party mutual funds	21%	6%	350.0	328.7	334.1	305.9	290.4

Total Mutual Fund Marketplace	22%	6%	706.5	666.3	680.6	608.7	576.9

Total mutual fund assets	19%	5%	910.6	864.5	880.8	806.7	766.7

Equity and other securities (1)	28%	5%	705.5	670.4	685.0	607.9	552.9
Fixed income securities	3%	1%	181.8	180.5	179.4	176.9	176.4
Margin loans outstanding	7%	—	(11.2)	(11.2)	(10.5)	(10.2)	(10.5)

Total client assets	20%	5%	$1,890.4	$1,802.4	$1,833.5	$1,677.7	$1,576.4

Client assets by business
Investor Services	18%	5%	$770.4	$737.0	$753.3	$697.9	$655.4
Advisor Services	19%	5%	762.3	727.6	735.9	679.0	640.1
Other Institutional Services	27%	6%	357.7	337.8	344.3	300.8	280.9

Total client assets by business	20%	5%	$1,890.4	$1,802.4	$1,833.5	$1,677.7	$1,576.4

Net growth in assets in client accounts (for the quarter ended)
Net new assets
Investor Services (2)	(63%)	48%	$4.3	$2.9	$5.9	$5.3	$11.6
Advisor Services	(10%)	(4%)	9.5	9.9	12.6	9.2	10.6
Other Institutional Services (3)	(90%)	106%	6.6	3.2	20.4	7.0	63.8

Total net new assets	(76%)	28%	20.4	16.0	38.9	21.5	86.0

Net market gains (losses)	(141%)	N/M	67.6	(47.1)	116.9	79.8	(165.1)

Net growth (decline)	N/M	N/M	$88.0	$(31.1)	$155.8	$101.3	$(79.1)

New brokerage accounts (in thousands, for the quarter ended) (4)	(61%)	(10%)	198	221	240	203	506

Clients (in thousands)
Active Brokerage Account(s) (5)	3%	—	8,736	8,720	8,639	8,552	8,510
Banking Accounts	10%	3%	844	822	801	780	769
Corporate Retirement Plan Participants	6%	2%	1,547	1,524	1,516	1,492	1,462

(1)	Excludes all proprietary money market, equity, and bond funds.

(2)

Includes outflows of approximately $100 million as a result of the sale of Open E Cry, LLC, in the third quarter of 2012. Includes inflows of $7.5 billion from the acquisition of optionsXpress Holdings, Inc. in the third quarter of 2011.

(3)

Includes outflows of $1.2 billion as a result of the closure of brokersXpress LLC in the third quarter of 2012. Includes inflows of $12.0 billion and $60.9 billion from mutual fund clearing services clients in the first quarter of 2012 and third quarter of 2011, respectively.

(4)	Includes 315,000 new brokerage accounts from the acquisition of optionsXpress Holdings, Inc. in the third quarter of 2011.

(5)	Active brokerage accounts were reduced by 19,000 as a result of the sale of Open E Cry, LLC, and the closure of brokersXpress LLC in the third quarter of 2012.

N/M Not meaningful

The Charles Schwab Corporation Monthly Market Activity Report For September 2012

	2011 Sep	Oct	Nov	Dec	Jan	2012 Feb	Mar	Apr	May	Jun	Jul	Aug		% change
													Sep	Mo.	Yr.
Change in Client Assets (in billions of dollars)
Net New Assets (1)	13.7	5.0	6.0	10.5	7.1	21.3	10.5	1.0	9.2	5.8	7.4	6.9	6.1	(12%)	(55%)
Net Market (Losses) Gains	(91.2)	97.4	(13.4)	(4.2)	58.9	43.4	14.6	(8.0)	(78.3)	39.2	13.5	26.3	27.8

Total Client Assets (at month end, in billions of dollars)	1,576.4	1,678.8	1,671.4	1,677.7	1,743.7	1,808.4	1,833.5	1,826.5	1,757.4	1,802.4	1,823.3	1,856.5	1,890.4	2%	20%

New Brokerage Accounts (2) (in thousands)	379	64	64	75	74	76	90	87	70	64	62	72	64	(11%)	(83%)

Clients (at month end, in thousands)
Active Brokerage Accounts (3)	8,510	8,523	8,534	8,552	8,572	8,599	8,639	8,684	8,706	8,720	8,723	8,724	8,736	—	3%
Banking Accounts	769	774	777	780	787	794	801	808	815	822	829	838	844	1%	10%
Corporate Retirement Plan Participants	1,462	1,468	1,478	1,492	1,504	1,511	1,516	1,526	1,522	1,524	1,537	1,541	1,547	—	6%

Clients’ Daily Average Trades (4) (in thousands)	466.8	509.5	433.5	435.1	468.4	500.1	461.7	458.9	432.3	417.0	396.1	375.9	441.3	17%	(5%)

Market Indices (at month end)
Dow Jones Industrial Average	10,913	11,955	12,046	12,218	12,633	12,952	13,212	13,214	12,394	12,880	13,009	13,091	13,437	3%	23%
Nasdaq Composite	2,415	2,684	2,620	2,605	2,814	2,967	3,092	3,046	2,827	2,935	2,940	3,067	3,116	2%	29%
Standard & Poor’s 500	1,131	1,253	1,247	1,258	1,312	1,366	1,408	1,398	1,310	1,362	1,379	1,407	1,441	2%	27%

Daily Average Market Share Volume (in millions)
NYSE	4,584	4,773	4,053	3,576	3,991	3,910	3,806	3,713	3,940	3,869	3,478	3,043	3,666	20%	(20%)
Nasdaq	2,084	2,086	1,852	1,606	1,819	1,895	1,675	1,697	1,898	1,782	1,782	1,560	1,787	15%	(14%)
Total US Exchanges	8,455	8,614	7,319	6,345	6,917	6,921	6,603	6,497	7,083	6,857	6,177	5,419	6,490	20%	(23%)

Mutual Fund Net Buys (Sells) (5) (in millions of dollars)
Large Capitalization Stock	(226.7)	(686.0)	(640.2)	(840.8)	(2.0)	71.5	(338.5)	(75.8)	(97.6)	(428.2)	(268.3)	(709.6)	(873.0)
Small / Mid Capitalization Stock	(301.8)	(276.2)	(424.5)	(483.7)	(15.5)	(7.9)	(420.6)	(175.8)	(291.7)	(257.5)	(163.0)	(203.9)	(593.2)
International	(378.1)	(267.6)	(484.2)	(1,034.9)	669.2	564.5	138.7	257.5	150.9	167.1	240.1	311.9	(112.7)
Specialized	136.2	(214.2)	266.1	(161.6)	206.4	286.3	538.0	109.2	(54.6)	151.5	(5.1)	247.1	(177.5)
Hybrid	(31.5)	59.4	(153.3)	158.1	730.2	535.2	669.2	313.7	164.1	(136.5)	179.2	536.4	188.5
Taxable Bond	980.1	1,265.5	642.7	1,079.3	2,728.5	3,407.0	3,154.7	2,097.6	1,492.0	1,725.9	2,309.6	2,544.2	2,693.1
Tax-Free Bond	90.5	120.7	293.2	459.9	644.4	678.8	547.3	199.0	296.1	222.8	408.3	530.8	539.7
Money Market Funds	(1,263.4)	1,748.8	(178.2)	2,697.6	(3,037.3)	(2,359.6)	(1,338.3)	(2,327.0)	442.4	457.4	722.2	1,254.5	810.5

(1)

September 2012 includes outflows of approximately $400 million as a result of the closure of brokersXpress LLC. August 2012 includes outflows of approximately $900 million as a result of the sale of Open E Cry, LLC, and closure of brokersXpress LLC. February 2012 includes inflows of $12.0 billion from a mutual fund clearing services client. September 2011 includes inflows of $7.5 billion related to the acquisition of optionsXpress Holdings, Inc.

(2)	September 2011 includes 315,000 new brokerage accounts related to the acquisition of optionsXpress Holdings, Inc.

(3)

September 2012 active brokerage accounts were reduced by approximately 3,000 as a result of the closure of brokersXpress LLC. August 2012 active brokerage accounts were reduced by approximately 16,000 as a result of the sale of Open E Cry, LLC, and closure of brokersXpress LLC.

(4)

Includes revenue trades from commissions or principal mark-ups, trades by clients in asset-based pricing relationships and all commission-free trades, including Schwab Mutual Fund OneSource® funds and ETFs, and other proprietary products.

(5)	Represents the principal value of client mutual fund transactions handled by Schwab, including transactions in proprietary funds. Includes institutional funds available only to Investment Managers.